Exhibit 3.1

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BREF HR, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF FEBRUARY, A.D. 2011, AT 6:03 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “BREF HR, LLC”.

Jeffrey W. Bullock, Secretary of State
4939659 8100H	AUTHENTICATION: 8579799
110202806	DATE: 02-23-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:53 PM 02/11/2011 FILED 06:03 PM 02/11/2011 SRV 110148530 – 4939659 FILE

CERTIFICATE OF FORMATION

OF

BREF FIR. LLC

This Certificate of Formation of BREF HR, LLC (the "LLC") is being duly executed and filed by Robert C. Shmalo, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is BREF HR, LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 11th day of February, 2011.

By:	/s/ Robert C. Shmalo
Name:	Robert C. Shmalo
Title:	Authorized Person